United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 23, 2009 (September 22, 2009)	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 22, 2009, the Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Comtech Telecommunications Corp. (the “Company”), approved fiscal 2009 bonus awards for certain named executive officers (the “Named Executive Officers”) in the Company’s most recent Proxy Statement.

In the case of Fred Kornberg, the Company’s Chairman of the Board, Chief Executive Officer and President, the Committee awarded a total cash bonus of $2,366,026. In the case of Robert L. McCollum, the Committee awarded a total cash bonus of $682,113.  In the case of Daniel S. Wood, the Committee awarded a total cash bonus of $224,681.  The fiscal 2009 bonus award for Michael D. Porcelain, the Company’s Chief Financial Officer was $270,000.  All four bonus awards include cash-incentive awards payable under the Company’s 2000 Stock Incentive Plan.  A portion of the award for Mr. Kornberg includes amounts payable under his employment agreement.

On September 22, 2009, the Committee also approved fiscal 2010 performance measures and bonus goals for certain executive officers.  In the case of Mr. Kornberg, the Committee approved performance measures based on a percentage of the Company’s fiscal 2010 pre-tax profit, adjusted for certain items.  In the case of Mr. Porcelain, the Committee approved performance measures based on a percentage of the Company's fiscal 2010 pre-tax profit, adjusted for certain items and the attainment of various performance measures including personal goals. The fiscal 2010 bonus goals for the other named executive officers are based on a percentage of the relevant subsidiary’s or subsidiaries’ pre-tax profits and the attainment of various additional performance measures.  The additional fiscal 2010 performance measures and related weightings for these other executive officers are as set forth in the chart below:

	Fiscal 2010 Performance Measures (1)
	Operating Profit	New Orders	Cash Flow	Personal Goals	Total
Robert L. McCollum	25%	25%	25%	25%	100%
Daniel S. Wood	25%	25%	25%	25%	100%

(1)
The fiscal 2010 bonus goals associated with each performance measure are not disclosed in this report because these amounts are confidential business information, the disclosure of which could have an adverse effect on the Company. The percentages in the above table represent the percentage of the total cash bonus goal related to each performance measure. Except for personal goals, the percentage factor for each performance measure can be decreased or increased proportionally as a function of each goal achievement from a minimum of 70% up to a maximum of 150%. Achievement of less than 70% of any goal results in that percentage factor being reduced to zero.

The performance measures and bonus goals relating to all executive officers are intended to qualify as “performance-based” under Section 162(m) of the Internal Revenue Code.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: September 23, 2009

By:	/s/ Michael D. Porcelain
Name: Michael D. Porcelain
Title: Senior Vice President and
Chief Financial Officer